SEMPRA ENERGY
Table D (Continued)

TRADING

	Three Months Ended
	March 31
Trading Margin	2002	2001
Geographical
North America	$ 90	$ 217
Europe/Asia	47	32
Total	$ 137	$ 249

Product Line
Gas	$ 67	$ 59
Power	23	148
Oil/Crude & Products	39	43
Other (includes Metals)	8	(1)
Total	$ 137	$ 249

Physical Statistics
Natural Gas (Physical, BCF/Day)	9.5	12.2
Electric (Physical, Billions of Kwhs)	22.8	18.0
Oil & Liquid Products (Physical, Millions Bbls/Day)	2.4	2.4

	Fair
	Market Value
	March 31	Expected Realization (in months)
Liquidity of Unrealized Revenue (in millions)	2002	0 - 12	13 - 24	25 - 36	> 36
Source of Fair Value:
Exchange prices	$ (112)	$ (85)	$ (27)	$ -	$ -
Prices actively quoted	744	541	212	(9)	-
Prices provided by other external sources	(11)	(15)	(8)	(6)	18
Prices based on models and other valuation methods	(4)	(30)	5	20	1
Total	$ 617	$ 411	$ 182	$ 5	$ 19

	100.0%	66.6%	29.5%	0.8%	3.1%

	March 31	December 31
Credit Quality of Trading Assets - net of margin	2002	2001
Commodity Exchanges	12%	8%
Investment Grade	64%	72%
Below Investment Grade	24%	20%

	Three Months Ended
	March 31
Risk Adjusted Performance Indicators	2002	2001
VaR at 95% (in millions) (1)	$ 6.5	$ 7.4
VaR at 99% (in millions) (2)	$ 9.1	$ 10.3
Risk Adjusted Return on Capital (RAROC) (3)	34%	55%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level